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PRICING SUPPLEMENT NO. 4                              Filed Pursuant to
DATED DECEMBER 7, 2000 TO                             Rule 424(b)(5)
PROSPECTUS DATED NOVEMBER 9, 2000                     File No. 333-47464


                          CMS ENERGY CORPORATION

    General Term Notes (servicemark of J.W. Korth & Company), Series F
                Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000.

Aggregate Principal Amount:             $ 1,418,000.00
Original Issue Date (Settlement Date):  December 12, 2000
Stated Maturity Date:                   November 15, 2007
Issue Price to Public:                  100.00% of Principal Amount
Interest Rate:                          8.500% Per Annum
Interest Payment Dates:                 January 15 and monthly
                                        thereafter Commencing
                                        January 15, 2001

Survivor's Option:                      [ X ] Yes       [  ] No
Optional Redemption:                    [ X ] Yes       [  ] No

Initial Redemption Date:                November 15, 2002
Redemption Price:                       Initially 101% of Principal
                                        Amount and 100% after the
                                        first anniversary of the
                                        Initial Redemption Date.

                                        Principal Amount of Notes
      Agent                             Solicited by Each Agent



J.W. Korth & Company                    $ 1,418,000.00



                                        Per Note Sold by
                                        Agents To Public         Total

Issue Price:                            $     1,000.00      $ 1,418,000.00
Agent's Discount or Commission:         $         3.50      $     4,963.00
Maximum Dealer's Discount or
  Selling Concession:                   $        24.00      $    34,032.00
Proceeds to the Company:                $       972.50      $ 1,379,005.00

CUSIP Number:  12589Q5N2